EX-FILING FEES

Calculation of Filing Fee Tables

424(h)

(Form Type)

Synchrony Card Funding, LLC
(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of Registrant:  0001724786

Table 1: Newly Registered and Carry Forward Securities(1)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Asset-Backed Securities	Asset-Backed Notes	457(s)	$4,218,048,515.57	100%	$4,218,048,515.57	0.00013810	$582,512.50
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$4,218,048,515.57		$582,512.50
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$582,512.50(3)
	Net Fee Due							$0.00

(1)	The prospectus to which this Exhibit is attached is a preliminary prospectus for the related offering. This table relates to the payment of registration fees in connection with the Registration Statement of which this prospectus is attached (No. 333-280854).

(2)	Estimated solely for the purpose of calculating the registration fee.

(3)	A registration fee of $765,500.00 was previously paid in connection with the preliminary prospectus filed by the registrant pursuant to Rule 424(h) on February 5, 2025, which filing forms a part of the registrant’s Registration Statement (No. 333-280854), corresponding to $5,543,084,721.22 of Asset-Backed Securities that remained unsold following the completion of the offering related to such filing at the current fee rate of $138.10 per million. $582,512.50 of such previously paid registration fees corresponding to $4,218,048,515.57 of the unsold securities will be offset against the registration fee due in connection with the total offering amount.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed(4)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Synchrony Card Funding LLC	424(h)	333-280854	February 5, 2025		$582,512.50	Asset-Backed Securities	Class A (2023-1) Asset Backed Notes	$4,218,048,515.57	$4,218,048,515.57
Fee Offset Sources	Synchrony Card Funding LLC	424(h)	333-280854		February 5, 2025						$582,512.50

(4)	Synchrony Card Funding LLC has completed the offering related to the unsold securities for which a filing fee of $765,500.00 was previously paid on February 5, 2025.